EXHIBIT A


                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of this __ day of October, 2003, by and between Advisors Series Trust ("AST"), a Delaware statutory trust, on behalf of each of the following acquiring funds (the "Acquiring Funds"), PIC Investment Trust ("PIC Trust"), a Delaware statutory trust, on behalf of the following acquired funds (the "Acquired Funds"), and, solely for the purposes of Section 9.2, Provident Investment Counsel, Inc., a Massachusetts corporation.

Acquired Funds                                     Corresponding Acquiring Funds
(each a series of PIC Trust)                       (each a series of AST)
--------------------------------------------------------------------------------
Provident Investment Counsel                 Provident Investment Counsel
   Growth Fund I                                Growth Fund
Provident Investment Counsel                 Provident Investment Counsel Small
   Small Cap Growth Fund I                      Cap Growth Fund
Provident Investment Counsel                 Provident Investment Counsel Small
   Small Company Growth Fund A                  Cap Growth Fund
Provident Investment Counsel                 Provident Investment Counsel Twenty
   Twenty Fund I                                Fund
Provident Investment Counsel                 Provident Investment Counsel
   Mid Cap Fund B                               Mid Cap Fund

     WHEREAS, in accordance with the terms and conditions set forth in this Agreement, the parties desire that all of the assets of the Acquired Funds be transferred to the corresponding Acquiring Funds, and that the Acquiring Funds assume the Stated Liabilities (as defined in paragraph 1.3) of the Acquired Funds, in exchange for shares of the corresponding class of the corresponding Acquiring Fund ("Acquiring Fund Shares"), and that these Acquiring Fund Shares be distributed immediately after the Closing, as defined in this Agreement, by each Acquired Fund to its shareholders in liquidation of the Acquired Fund;

     WHEREAS, the Board of Trustees of PIC Trust, including a majority of its trustees who are not "interested persons" of PIC Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has determined that the Reorganization (as such term is defined in Section 1.1 below) is in the best interests of the shareholders of each Acquired Fund, and that their interests would not be diluted as a result of the transactions contemplated thereby;

     WHEREAS, the Board of Trustees of AST, including a majority of its trustees who are not "interested persons" of AST, as defined in the 1940 Act, has determined that the Reorganization is in the best interests of the sole shareholder of each Acquiring Fund, each a newly created series of AST formed for the specific purpose of entering into the Reorganization, and that the interests of the sole shareholder of each Acquiring Fund would not be diluted as a result of the transactions contemplated thereby.

     WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW THEREFORE, In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.   REORGANIZATION OF ACQUIRED FUNDS

     1.1 Subject to the terms and conditions herein set forth, and on the basis of the representations and warranties contained herein, each Acquired Fund shall assign, deliver and otherwise transfer its assets as set forth in paragraph 1.2 (the "Fund Assets") to the corresponding Acquiring Fund and the Acquiring Fund shall assume the corresponding Acquired Fund's Stated Liabilities. Each Acquiring Fund shall, as consideration therefor, on the Closing Date (as defined in paragraph 3.1), deliver to the respective Acquired Fund full and fractional Acquiring Fund Shares, the number of which shall be determined by dividing (a) the value of the Acquired Fund Assets, net of the Acquired Fund's Stated Liabilities, computed in the manner and as of the time and date set forth in paragraph 2.1, by (b) the net asset value of one share of the Acquiring Fund computed in the manner and as of the time and date set forth in paragraph 2.2. Such transfer, delivery and assumption shall take place at the closing provided for in paragraph 3.1 (hereinafter sometimes referred to as the "Closing").
Immediately following the Closing, the Acquired Fund shall distribute the Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided in paragraph 1.4 hereof. Such transactions are hereinafter sometimes collectively referred to as the "Reorganization."

     1.2 (a) With respect to each Acquired Fund, the Fund Assets shall consist of all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, instruments, claims and receivables (including dividend and interest receivables) owned by the Acquired Fund, and any prepaid expenses shown as an asset on the Acquired Fund's books on the Closing Date.

     (b) Before the Closing Date, the Acquired Fund will provide the Acquiring Fund with a schedule of its assets and its known liabilities, and the Acquiring Fund will provide the Acquired Fund with a copy of the current investment objective and policies applicable to the Acquiring Fund. The Acquired Fund reserves the right to sell or otherwise dispose of any of the securities or other assets shown on the list of the Acquired Fund's Assets before the Closing Date but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies.

     1.3 Each Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. Each Acquiring Fund will assume all liabilities and obligations reflected on an unaudited statement of assets and liabilities of the Acquired Funds prepared by the administrator of AST as of the Applicable Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period ("Stated Liabilities"). Each Acquiring Fund shall assume only the Stated Liabilities of the corresponding Acquired Fund, and no other liabilities or obligations, whether absolute or contingent, known or unknown, accrued or unaccrued.

     1.4 Immediately following the Closing, each Acquired Fund will distribute the corresponding Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 pro rata to its shareholders of record determined as of the close of business on the Closing Date ("Acquired Fund Investors") in complete liquidation of the Acquired Fund. That distribution will be accomplished by an instruction, signed by an appropriate officer of AST, to transfer the Acquiring Fund Shares then credited to the Acquired Fund's account on the books of the Acquiring Fund to open accounts on the books of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of record of the Acquired Fund Investors and representing the number of shares of the Acquiring Fund due such Acquired Fund Investor. All issued and outstanding shares of the Acquired Fund will be cancelled simultaneously therewith on the Acquired Fund's books, and any outstanding share certificates representing interests in the Acquired Fund will represent only the right to receive such number of Acquiring Fund Shares after the Closing as determined in accordance with paragraph 1.l.

     1.5  Following  the  transfer  of  assets  by  the  Acquired  Fund  to  the corresponding Acquiring Fund, the assumption of the Acquired Fund's Stated Liabilities by the corresponding Acquiring Fund, and the distribution by the Acquired Fund of the corresponding Acquiring Fund Shares received by it pursuant to paragraph 1.4, the Acquired Fund shall terminate its qualification, classification and registration with all appropriate federal and state agencies. Any reporting or other responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the date on which the Acquired Fund is terminated and deregistered, subject to any reporting or other obligations described in paragraph 4.8.

2.   VALUATION

     2.1 The value of each Acquired Fund's Fund Assets shall be the value of those assets computed as of the time at which its net asset value is calculated pursuant to the valuation procedures set forth in the Acquiring Fund's then-current Prospectus and Statement of Additional Information on the business day immediately preceding the Closing Date, or at such time on such earlier or later date as may mutually be agreed upon in writing among the parties hereto (such time and date being herein called the "Applicable Valuation Date").

     2.2 The net asset value of each share of each Acquiring Fund shall be the net asset value per share computed on the Applicable Valuation Date, using the market valuation procedures set forth in the Acquiring Fund's then-current Prospectus and Statement of Additional Information.

     2.3 All computations of value contemplated by this Article 2 shall be made by the Acquiring Funds' administrator in accordance with its regular practice as pricing agent. Each Acquiring Fund shall cause the administrator to deliver a copy of its valuation report to the Acquired Fund at the Closing.

3.   CLOSING(S) AND CLOSING DATE

     3.1 The Closing for the Reorganization shall occur on December 12, 2003, and/or on such other date(s) as may be mutually agreed upon in writing by the parties hereto (each, a "Closing Date"). The Closing(s) shall be held at the offices of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or at such other location as is mutually agreeable to the parties hereto. All acts taking place at the Closing(s) shall be deemed to take place simultaneously as of 9:00 a.m., local time on the Closing Date unless otherwise provided.

     3.2 The Acquiring Funds' custodian shall deliver at the Closing evidence that: (a) the Acquired Funds' Assets have been delivered in proper form to the corresponding Acquiring Fund on the Closing Date and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment shall have been made, by the Acquired Funds in conjunction with the delivery of portfolio securities.

     3.3 Notwithstanding anything herein to the contrary, if on the Applicable Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Acquiring Funds, accurate appraisal of the value of the net assets of the Acquiring Funds or the Acquired Funds is impracticable, the Applicable Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

4.   COVENANTS WITH RESPECT TO THE ACQUIRING FUNDS AND THE ACQUIRED FUNDS

     4.1 The Acquired Funds have called or will call a joint meeting of the Acquired Funds' respective shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval of the transactions contemplated herein, including approval for the Acquired Funds' liquidating distribution of Acquiring Fund Shares contemplated hereby, and for each Acquired Fund to terminate its qualification, classification and registration if requisite approvals are obtained with respect to the Acquired Fund. The Acquired Funds shall prepare the notice of meeting, form of proxy and proxy statement (collectively, "Proxy Materials") to be used in connection with that meeting.

     4.2 The Acquired Funds covenant that the corresponding Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

     4.3 The Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of shares of the Acquired Funds.

     4.4 Subject to the provisions hereof, AST, on behalf the Acquiring Funds, and PIC Trust, on behalf of the Acquired Funds, will take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated herein.

     4.5 Each Acquired Fund shall furnish to the corresponding Acquiring Fund on the Closing Date, a final statement of the total amount of such Acquired Fund's assets and liabilities as of the Closing Date.

     4.6 AST, on behalf of the Acquiring Funds, has prepared and filed, or will prepare and file, with the Securities and Exchange Commission (the "SEC") a registration statement on Form N-14, and the current prospectuses and statements of additional information of the Acquiring Funds, under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Acquiring Fund Shares (the "Registration Statement"). The Acquired Funds have provided or will provide the Acquiring Funds with the Proxy Materials for inclusion in the Registration Statement, prepared in accordance with paragraph 4.1, and with such other information and documents relating to the Acquired Funds as are requested by the Acquiring Funds and as are reasonably necessary for the preparation of the Registration Statement.

     4.7 As soon after the Closing Date as is reasonably practicable, each Acquired Fund: (a) shall prepare and file all federal and other tax returns and reports of the Acquired Fund required by law to be filed with respect to all periods ending on/or before the Closing Date but not theretofore filed and (b) shall pay all federal and other taxes shown as due thereon and/or all federal and other taxes that were unpaid as of the Closing Date.

     4.8 Following the transfer of Fund Assets by each Acquired Fund to the corresponding Acquiring Fund and the assumption of the Stated Liabilities of each Acquired Fund in exchange for the corresponding Acquiring Fund Shares as contemplated herein, each Acquired Fund will file any final regulatory reports, including but not limited to any Form N-SAR filings with respect to the Acquired Funds, promptly after the Closing Date and also will take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Funds in accordance with the laws of the state of Delaware and other applicable requirements.

5. REPRESENTATIONS AND WARRANTIES

     5.1 AST, on behalf of the Acquiring Funds, represents and warrants to PIC Trust, on behalf of the Acquired Funds as follows:

     (a) AST was duly created pursuant to its Agreement and Declaration of Trust by its trustees for the purpose of acting as a management investment company under the Investment Company Act of 1940 (the "1940 Act") and is validly existing under the laws of the State of Delaware, and its Declaration of Trust directs its trustees to manage the affairs of AST and grants them all powers necessary or desirable to carry out such responsibility, including administering AST's business as currently conducted by AST and as described in the current prospectuses of AST. AST is registered as an investment company classified as an open-end management company under the 1940 Act and its registration with the SEC as an investment company is in full force and effect;

     (b) The Registration Statement, including the current prospectuses and statements of additional information of the Acquiring Funds, conforms or will conform, at all times up to and including the Closing Date, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (c) The Acquiring Funds are not in breach or violation of, and the execution, delivery and performance of this Agreement by AST for itself and on behalf of the Acquiring Fund does not and will not (i) violate AST's Declaration of Trust or By-Laws, or (ii) result in a breach of, violate, or constitute a default under, any material agreement or material instrument to which AST is a party or by which its properties or assets are bound;

     (d) Except as previously disclosed in writing to PIC Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to AST's knowledge, threatened against AST or its business, the Acquiring Funds or any of their properties or assets, which, if adversely determined, would materially and adversely affect AST or the Acquiring Funds' financial condition or the conduct of their business. AST knows of no facts that might form the basis for the institution of any such proceeding or investigation, and the Acquiring Funds are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions contemplated herein;

     (e) All issued and  outstanding  shares,  including  shares to be issued in connection with the Reorganization, of the Acquiring Funds will, as of the Closing Date, be duly authorized and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, pledges, security interests, charges or other encumbrances; the shares of each class of each Acquiring Fund issued and outstanding before the Closing Date were offered and sold in compliance with the applicable registration requirements, or exemptions therefrom, of the 1933 Act, and all applicable state securities laws, and the regulations thereunder; and the Acquiring Funds do not have outstanding any option, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of their shares;

     (f) The execution, delivery and performance of this Agreement on behalf of the Acquiring Funds will have been duly authorized prior to the Closing Date by all necessary action on the part of AST, its trustees and the Acquiring Funds, and this Agreement will constitute a valid and binding obligation of AST and the Acquiring Funds enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors rights, and to general equity principles;

     (g) Each Acquiring Fund has qualified as a separate regulated investment company under the Code and has taken all necessary and required actions to maintain such status;

     (h) On the effective date of the Registration Statement, at the time of the meeting of the Acquired Funds' shareholders and on the Closing Date, any written information furnished by AST with respect to the Acquiring Funds for use in the Proxy Materials, the Registration Statement or any other materials provided in connection with the Reorganization does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading; and

     (i) To the knowledge of the Acquiring Funds, no governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act or Delaware law for the execution of this Agreement by AST, for itself and on behalf of the Acquiring Funds, or the performance of the Agreement by AST for itself and on behalf of the Acquiring Funds, except for such consents, approvals, authorizations and filings as have been contemplated by this Agreement, and except for such consents, approvals, authorizations and filings as may be required after the Closing Date.

     5.2 PIC Trust, on behalf of the Acquired Funds, represents and warrants to the Acquiring Funds as follows:

     (a) PIC Trust was duly created pursuant to its Agreement and Declaration of Trust by its trustees for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of Delaware, and its Agreement and Declaration of Trust directs its trustees to manage the affairs of PIC Trust and grants them all powers necessary or desirable to carry out such responsibility, including administering PIC Trust's business as currently conducted by PIC Trust and as described in the current prospectuses of the Acquired Funds. PIC Trust is registered as an investment company classified as an open-end management company under the 1940 Act and its registration with the SEC as an investment company is in full force and effect;

     (b) All of the issued and outstanding shares of the Acquired Funds have been offered and sold in compliance in all material respects with applicable registration or notice requirements of the 1933 Act and state securities laws; all issued and outstanding shares of each Acquired Fund are, and on the Closing Date will be, duly authorized and validly issued and outstanding, and fully paid and non-assessable, and the Acquired Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any of their shares, nor is there outstanding any security convertible into any of their shares (other than exchange privileges set forth in the Registration Statement);

     (c) The Registration Statement, including the current prospectuses and statements of additional information of the Acquired Funds, conforms or will conform, at all times up to and including the Closing Date, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) The Acquired Funds are not in breach or violation of, and the execution, delivery and performance of this Agreement by the Acquired Funds does not and will not (i) violate PIC Trust's Agreement and Declaration of Trust or By-Laws, or (ii) result in a breach of, violate, or constitute a default under, any material agreement or material instrument to which PIC Trust is a party or by its properties or assets are bound;

     (e) Except as  previously  disclosed  in writing to AST, no  litigation  or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to PIC Trust's knowledge, threatened against PIC Trust or its business, the Acquired Funds or any of their properties or assets which, if adversely determined, would materially and adversely affect PIC Trust or the Acquired Funds' financial condition or the conduct of their business. PIC Trust knows of no facts that might form the basis for the institution of any such proceeding or investigation, and the Acquired Funds are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects, or is reasonably likely to materially and adversely affect, their business or their ability to consummate the transactions contemplated herein;

     (f) The Statement of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of the Acquired Funds as of and for the period ended October 31, 2002, audited by PricewaterhouseCoopers LLP (copies of which have been or will be furnished to the Acquiring Funds) fairly present, in all material respects, each Acquired Fund's financial condition as of such date and its results of operations for such period in accordance with generally accepted accounting principles consistently applied, and as of such date there were no liabilities of the Acquired Funds (contingent or otherwise) known to the Acquired Funds that were not disclosed therein but that would be required to be disclosed therein in accordance with generally accepted accounting principles;

     (g) Since the date of its most recent audited financial statements, there has not been any material adverse change in any Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Funds of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed in writing to and accepted by the Acquiring Funds, prior to the Closing Date (for the purposes of this subparagraph (f), neither a decline in an Acquired Fund's net asset value per share nor a decrease in an Acquired Fund's size due to redemptions shall be deemed to constitute a material adverse change);

     (h) All federal and other tax returns and reports of the Acquired Funds required by law to be filed on or before the Closing Date have been filed, and all taxes owed by the Acquired Funds or the Acquired Funds have been paid so far as due, and to the best of the Acquired Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return;

     (i) For each full and partial taxable year from its inception through the Closing Date, each of the Acquired Funds has qualified as a separate regulated investment company under the Code and has taken all necessary and required actions to maintain such status;

     (j) At the Closing Date, each Acquired Fund will have good and marketable title to its Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such Fund Assets hereunder, and upon delivery and payment for such Fund Assets as contemplated herein, the appropriate Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the ownership or transfer thereof other than such restrictions as might arise under the 1933 Act;

     (k) The execution, delivery and performance of this Agreement on behalf of the Acquired Funds will have been duly authorized prior to the Closing Date by all necessary action on the part of PIC Trust, its trustees and the Acquired Funds, and this Agreement will constitute a valid and binding obligation the Acquired Funds enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

     (l) From the effective date of the Registration Statement through the time of the meeting of the Acquired Funds Investors, and on the Closing Date, the Proxy Materials (exclusive of the portions of the Acquiring Funds' Prospectuses contained or incorporated by reference therein, and exclusive of any written information furnished by the Acquired Funds with respect to the corresponding Acquiring Fund): (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act and the regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of such dates and times, any written information furnished by PIC Trust, on behalf of the Acquired Funds, for use in the Registration Statement or in any other manner that may be necessary in connection with the transactions contemplated hereby will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading; and

     (m) To the knowledge of the Acquired Funds, no governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Agreement by PIC Trust, for itself and on behalf of the Acquired Funds, or the performance of the Agreement by PIC Trust, for itself and on behalf of the Acquired Funds, except for such consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.


6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED FUNDS

     The obligations of the Acquired Funds to consummate the Reorganization shall be subject to the performance by each Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions with respect to the corresponding Acquiring
Fund:

     6.1 All representations and warranties of AST with respect to the Acquiring Funds contained herein shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated herein, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

     6.2 AST, on behalf of the Acquiring Funds, shall have delivered to PIC Trust, on behalf of the Acquired Funds, at the Closing a certificate executed on behalf of each Acquiring Fund by AST's President or Vice President and Secretary or Assistant Secretary in a form reasonably satisfactory to PIC Trust and dated as of the Closing Date, to the effect that the representations and warranties of AST with respect to the Acquiring Funds made herein are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated herein, and as to such other matters as the Acquired Funds shall reasonably request.

     6.3 Unless waived by PIC Trust, the Acquired Funds shall have received at the Closing assurances of an officer of AST, in a form reasonably satisfactory to PIC Trust, substantially to the effect that:

     (a) AST is a duly registered, open-end, management investment company, and its registration with the SEC as an investment company under the 1940 Act is in full force and effect;

     (b) AST is a statutory trust duly created pursuant to its Agreement and Declaration of Trust, is validly existing and in good standing under the laws of Delaware, and the Agreement and Declaration of Trust directs its trustees to manage the affairs of AST and the Acquiring Funds and grants them all powers necessary or desirable to carry out such responsibility, including administering the Acquiring Funds' business as described in the prospectuses of the Acquiring Funds;

     (c) this Agreement has been duly authorized, executed and delivered by AST on behalf of AST and the Acquiring Funds and, assuming due authorization, execution and delivery of this Agreement on behalf of the Acquired Funds, is a valid and binding obligation of AST, enforceable against AST in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

     (d) the Acquiring Funds Shares to be issued to the corresponding Acquired Funds and then distributed to the Acquired Funds Investors pursuant to this Agreement are duly registered under the 1933 Act on the appropriate form, and are duly authorized and upon such issuance will be validly issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Funds has any preemptive rights to subscription or purchase in respect thereof;

     (e) the Registration Statement has become effective with the SEC and, to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened;

     (f) to the knowledge of such officer, no consent, approval, authorization, filing or order of any court or governmental authority of the United States or any state is required for the consummation of the Reorganization with respect to the Acquiring Funds, except for such consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required after the Closing Date; and

     (g) to the knowledge of such officer, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to AST or the Acquiring Funds or any of their properties or assets and neither AST nor any of the Acquiring Funds is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business.

     6.4  The  Board  of  Trustees  of  AST  shall  have   determined  that  the
Reorganization is in the best interests of the Acquiring Funds.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUNDS

     The obligations of AST to consummate the Reorganization with respect to the Acquiring Funds shall be subject to the performance by AST of all the obligations to be performed by it hereunder, with respect to PIC Trust and the Acquired Funds, on or before the Closing Date and, in addition thereto, the following conditions:

     7.1 All representations and warranties of PIC Trust on behalf of the Acquired Funds contained herein shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

     7.2 PIC Trust, on behalf of the Acquired Funds, shall have delivered to the Acquiring Funds at the Closing a certificate executed on behalf of each Acquired Fund, by PIC Trust's President or Vice President and Secretary or Assistant Secretary, in form and substance satisfactory to the Acquiring Funds and dated as of the Closing Date, to the effect that the representations and warranties of PIC Trust and the Acquired Fund made herein are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated herein and as to such other matters as the Acquiring Funds shall reasonably request.

     7.3 The Acquiring Funds shall have received at the Closing assurances of an officer of PIC Trust, in a form reasonably satisfactory to the Acquiring Funds, substantially to the effect that:

     (a) PIC Trust is a duly registered, open-end, management investment company, and its registration with the SEC as an investment company under the 1940 Act is in full force and effect;

     (b) PIC Trust is a statutory trust duly created pursuant to its Agreement and Declaration of Trust, is validly existing and in good standing under the laws of Delaware, and the Agreement and Declaration of Trust directs its trustees to manage the affairs of PIC Trust and the Acquired Funds and grants them all powers necessary or desirable to carry out such responsibility, including administering the Acquired Funds' business as described in the current prospectuses of the Acquired Funds;

     (c) this Agreement has been duly authorized, executed and delivered by the PIC Trust and, assuming due authorization, execution and delivery of this Agreement on behalf of the Acquiring Funds, is a valid and binding obligation of PIC Trust, enforceable against PIC Trust in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

     (d) to the knowledge of such officer, no consent, approval, authorization, filing or order of any court or governmental authority of the United States or any state is required for the consummation of the Reorganization with respect to the Acquired Funds, except for such consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date;

     (e) to the knowledge of such officer, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to PIC Trust or the Acquired Funds or any of their properties or assets and neither PIC Trust nor any of the Acquired Funds is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely effects its business;

     (f) the Acquired Funds Shares then issued and outstanding are duly registered under the 1933 Act on the appropriate form, and are duly authorized and are validly issued and outstanding and fully paid and non-assessable, and no shareholder of the corresponding Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof; and

     (g) the registration statement of the Acquired Funds is effective with the SEC and, to such officer's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened.

     7.4  The  Board  of  Trustees  of  PIC  shall  have   determined  that  the
Reorganization is in the best interests of the Acquired Funds.

     7.5 The transfer agent to the Acquired Funds shall have delivered to each of the Acquiring Funds at the Closing a certificate executed on its own behalf by an authorized officer in form and substance satisfactory to each of the Acquiring Funds and dated as of the Closing Date, to the effect that the shareholder records of each Acquired Fund are in good order and as to such other matters as the corresponding Acquiring Fund shall reasonably request.

     7.6 PIC Trust shall arrange to make the Acquired Funds' auditors available to the Acquiring Funds and its agents to answer their questions at a mutually agreeable time prior to the Closing.


8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS AND THE ACQUIRED FUNDS

     The obligations of the Acquiring Funds and of the Acquired Funds herein are each subject to the further conditions that on or before the Closing Date with respect to the Acquiring Funds and the Acquired Funds:

     8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of each of the Acquired Funds in accordance with the provisions of the PIC Trust's Agreement and Declaration of Trust and the requirements of the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to AST.

     8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or any of the transactions contemplated herein.

     8.3 All consents of other parties and all other consents, orders, approvals and permits of federal, state and local regulatory authorities (including, without limitation, those of the SEC and of state securities authorities) deemed necessary by AST, on behalf of the Acquiring Funds, or PIC Trust, on behalf of the Acquired Funds, to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not, in the opinion of the party asserting that the condition to closing has not been satisfied, involve a risk of a material adverse effect on the assets or properties of the Acquiring Funds or the Acquired Funds.

     8.4 The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     8.5 The Acquiring Funds and the Acquired Funds shall have received an opinion of counsel to AST substantially to the effect that for federal income tax purposes:

     (a) the transfer by each Acquired Fund of the Fund Assets in exchange for the corresponding Acquiring Fund Shares and the assumption by the appropriate Acquiring Fund of the Stated Liabilities will constitute a "reorganization" within the meaning of Section 368(a) of the Code and each Acquiring Fund and corresponding Acquired Fund are "parties to a reorganization" within the meaning of Section 368(b) of the Code;

     (b) no gain or loss will be recognized by any Acquiring Fund upon the receipt of the Fund Assets solely in exchange for the corresponding Acquiring Fund Shares and the assumption by the appropriate Acquiring Fund of the Stated Liabilities;

     (c) no gain or loss will be recognized by any Acquired Fund upon the transfer of the Fund Assets to the corresponding Acquiring Fund and the assumption by the appropriate Acquiring Fund of the Stated Liabilities in exchange for the Acquiring Fund Shares or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Acquired Fund shareholders in exchange for their shares of the appropriate Acquired Fund;

     (d) no gain or loss will be recognized by any of the Acquired Fund Investors upon the exchange of their Acquired Fund Shares for the corresponding Acquiring Fund Shares;

     (e) the aggregate tax basis for the Acquiring Fund Shares received by each of the Acquired Fund Investors pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares to be received by each of the Acquired Fund Investors will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided the Acquired Fund shares were held as capital assets on the date of the Reorganization); and

     (f) the tax basis of each of the Acquired Fund assets acquired by the corresponding Acquiring Fund will be the same as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of each Acquired Fund in the hands of the corresponding Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

9.   EXPENSES

     9.1 Except as may be otherwise provided herein, each of the Acquired Funds and the Acquiring Funds shall be liable for its respective expenses incurred in connection with entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated. The expenses payable by:

     (a) the Acquired Funds hereunder shall include (i) fees and expenses of its counsel and independent auditors incurred in connection with the Reorganization;
(ii) expenses associated with printing and mailing the Prospectus/Proxy Statement and soliciting proxies in connection with the meeting of shareholders of the Acquired Funds referred to in paragraph 4.1 hereof; (iii) all fees and expenses related to the liquidation of the Acquired Funds; (iv) fees and expenses of the Acquired Funds' custodian and transfer agent(s) incurred in connection with the Reorganization; and (v) any special pricing fees associated with the valuation of the Acquired Funds' portfolio on the Applicable Valuation Date.

     (b) the Acquiring Funds hereunder shall include (i) fees and expenses of its counsel and independent auditors incurred in connection with the Reorganization; (ii) expenses associated with preparing this Agreement and preparing and filing the Registration Statement under the 1933 Act covering the Acquiring Funds Shares to be issued in the Reorganization; (iii) registration or qualification fees and expenses of preparing and filing such forms, if any, as are necessary under applicable state securities laws to qualify the Acquiring Fund Shares to be issued in connection with the Reorganization; (iv) any fees and expenses of the Acquiring Funds' custodian and transfer agent(s) incurred in connection with the Reorganization; and (v) any special pricing fees associated with the valuation of the Acquiring Funds' portfolio on the Applicable Valuation Date.

     9.2 Provident Investment Counsel, Inc. shall be responsible for all expenses in connection with the Reorganization, except as set forth in this paragraph 9.2. The Acquired Fund shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     10.1 This Agreement constitutes the entire agreement among the parties and supersedes any prior or contemporaneous understanding or arrangement with respect to the subject matter hereof.

     10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated herein.

11.  TERMINATION

     11.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by either AST or PIC Trust, if

     (a) the other party shall have breached any material provision of this Agreement;

     (b) circumstances develop that, in the opinion of either party, make proceeding with the Agreement inadvisable; or

     (c) any governmental body shall have issued an order, decree or ruling having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of this Agreement.

     11.2 In the event of any termination pursuant to Section 11.1(b) or (c), there shall be no liability for damage on the part of either party to the other party respecting such termination.

12.  AMENDMENTS

     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of PIC Trust, on behalf of the Acquired Funds, and officers of AST, on behalf of the Acquiring Funds; provided, however, that following the meeting of the shareholders of the Acquired Funds, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Funds to be to the Acquired Funds Investors under this Agreement to the detriment of such Acquired Funds Investors, or otherwise materially and adversely affecting the Acquired Funds, without the Acquired Funds obtaining the Acquired Funds Investors' approvals except that nothing in this paragraph 12 shall be construed to prohibit the Acquiring Funds and the Acquired Funds from amending this Agreement to change the Closing Date or Applicable Valuation Date by mutual agreement.

13.  INDEMNIFICATION

     (a) AST and the Acquiring Funds agree to indemnify PIC Trust and the Acquired Funds, the trustees and officers (in their capacity as trustees or officers), and agents from all liabilities that may arise in connection with, or as a result of, a breach of a representation or warranty made by AST or the Acquiring Funds under this Agreement. No party shall be entitled to indemnification under this Agreement unless written notice of the events or circumstances giving rise to such claim for indemnification has been provided to the indemnifying party or parties no later than two (2) years after the Closing Date; and

     (b) PIC Trust and the Acquired Funds agree to indemnify AST and the Acquiring Funds, the trustees and officers (in their capacity as trustees and officers), and agents from all liabilities that may arise in connection with, or as a result of, a breach of a representation or warranty made by the Acquired Fund under this Agreement; provided, however, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Acquired Fund shall be enforceable against the property of such Acquired Fund only, as a series of PIC Trust, and not against the assets of any other Acquired Fund or against PIC Trust generally. No party shall be entitled to indemnification under this Agreement unless written notice of the events or circumstances giving rise to such claim for indemnification has been provided to the indemnifying party or parties no later than two (2) years after the Closing Date.

14. NOTICES

     Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by facsimile, certified mail or overnight express courier addressed to:

For AST, on behalf of itself and the Acquiring Funds:

         Advisors Series Trust
         2020 East Financial Way
         Glendora California 91741
         Attention: Eric M. Banhazl
         President, Treasurer & Trustee

For PIC Trust, on behalf of the Acquired Funds:

         PIC Investment Trust
         300 North Lake Avenue
         Pasadena, CA 91101
         Attention: Thomas M. Mitchell
         President

For Provident Investment Counsel, Inc.:

         Provident Investment Counsel, Inc.
         300 North Lake Avenue
         Pasadena, CA 91101
         Attention: Thomas M. Mitchell
         Managing Director

15.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

     15.1 The article and paragraph headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to Articles, paragraphs, subparagraphs or Exhibits shall be construed as referring to Articles, paragraphs or subparagraphs hereof or Exhibits hereto, respectively. Whenever the terms "hereto", "hereunder", "herein" or "hereof" are used in this Agreement, they shall be construed as referring to this entire Agreement, rather than to any individual Article, paragraph, subparagraph or sentence.

     15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     15.3 This Agreement shall be governed by and construed in accordance with the laws of Delaware (without regard to rules regarding choice of law).

     15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its authorized officer.

          Advisors Series Trust,
          for itself and on behalf of
          Provident Investment Counsel Growth Fund,
          Provident Investment Counsel Small Cap Growth Fund,
          Provident  Investment  Counsel Twenty Fund and
          Provident Investment Counsel Mid Cap Fund

         By:
             ----------------
             Eric M. Banhazl
             President, Treasurer and Trustee


         PIC INVESTMENT TRUST:
         for itself and on behalf of
         Provident Investment Counsel Growth Fund I,
         Provident Investment Counsel Small Cap Growth Fund I,
         Provident Investment Counsel Small Company Growth Fund A, Provident Investment Counsel Twenty Fund I, and
         Provident Investment Counsel Mid Cap Fund B

         By:
             ------------------
             Thomas M. Mitchell
             President


         PROVIDENT INVESTMENT COUNSEL, INC.
         with respect to its obligations under Paragraph 9.2:

         By:
              ------------------
              Thomas M. Mitchell
              Managing Director